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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Clear Channel Communications, Inc. on Form S-3 (File No. 333-51957), on Form S-4 (File No. 333-57987 and 333-72839) and on Forms S-8 ( File No.'s 33-64463,
333-29717, and 333-61883) of our report dated February 12, 1999 on our audits of the consolidated financial statements of Jacor Communications, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in Clear Channel Communications, Inc.'s Current Report on Form 8-K/A dated April 12, 1999.


                                                      PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
April 9, 1999